Exhibit 99.1

First Foundation Announces Launch of At-The-Market Equity Offering

IRVINE, Calif. – February 16, 2017 – First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, today announced the initiation of an up to $80 million “at-the-market” equity offering program through the filing of a prospectus supplement to its existing shelf registration statement on Form S-3, which was filed on December 6, 2016. An equity distribution agreement was executed today for the $80 million “at-the-market” equity offering program.

First Foundation intends to use the potential net proceeds from the sale of its common stock in this offering for general corporate purposes, including but not limited to, a contribution to the capital of its subsidiaries to support its organic growth, including the addition of new offices, and to fund possible acquisitions should appropriate acquisition opportunities arise.

Under the equity distribution agreement, First Foundation may, from time to time and at its discretion, offer and sell shares of its common stock having an aggregate value of up to $80 million through FBR Capital Markets & Co., Raymond James & Associates, Inc., Sandler O’Neill + Partners, L.P., and D.A. Davidson & Co., as distribution agents. Sales of common stock, if any, will be made in negotiated transactions or transactions deemed to be “at the market offerings,” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Global Stock Market or other existing trading market for its common stock, sales made through a market maker other than on an exchange, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such market prices, or any other methods permitted by law.

First Foundation has filed with the U.S. Securities and Exchange Commission (“SEC”) a prospectus supplement to the prospectus contained in its existing shelf registration statement on Form S-3 (Registration No. 333-214928) for the offering of common stock described in this news release. Before you invest, you should read the prospectus, the prospectus supplement relating to the “at-the-market” equity offering program and other documents First Foundation has filed with the SEC (many of which are incorporated by reference into the prospectus) for more complete information about First Foundation and the at-the-market equity offering program. You may obtain copies of the prospectus supplement and accompanying prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or by contacting FBR Capital Markets & Co. at 1300 North 17th Street, Suite 1400, Arlington, VA 22209, (800.846.5050).

This news release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any security of First Foundation, which is made only by means of a prospectus supplement and related prospectus, nor will there be any sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About First Foundation

First Foundation, a financial institution founded in 1990, provides private wealth management, personal banking, and business banking. The Company has offices in

Exhibit 99.1

California, Nevada, and Hawaii with headquarters in Irvine, California. For more information, please visit www.ff-inc.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to our ability to raise capital through the offer and sale of common stock under the newly announced “at-the-market” equity offering program, the health of our loan pipeline, financial prospects and other projections of our performance and asset quality, our ability to grow and increase our business, diversify our lending, the anticipated timing and financial performance of new initiatives, and the use of the potential proceeds we may receive in connection with the “at-the-market” equity offering program. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this news release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in our periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. For additional information concerning risks, uncertainties and other factors that may cause our actual results to differ from those anticipated in the forward-looking statements, and risks to our business in general, please refer to our 2015 Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that we filed with the SEC on March 15, 2016, the Form S-3 and prospectus supplement referred to above, and all other documents we file with the SEC from time to time.  We disclaim any obligation to update forward-looking statements contained in this news release or in the above-referenced 2015 Annual Report on Form 10-K or other SEC filings, whether as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact

First Foundation Inc.

John Michel

Chief Financial Officer

949-202-4160

jmichel@ff-inc.com